UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2007

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, EvergreenBancorp, Inc. ("Registrant") issued a press release announcing the appointment of Craig O. Dawson to the board of directors of EvergreenBancorp, Inc., effective January 18, 2007. Mr. Dawson is an "independent" director as that term is defined by the listing standards of Nasdaq and approved by the Securities and Exchange Commission. Mr. Dawson has not been appointed to serve on any committee.

It is expected that Mr. Dawson will be recommended by Registrant's nominating committee to stand for election by the stockholders at the 2007 annual meeting to serve a term expiring in 2008.

Registrant has not entered into any agreements with Mr. Dawson, nor is there any arrangement or other understanding between Registrant and Mr. Dawson pertaining to his appointment as a director. Mr. Dawson has not been involved in any related person transaction within the meaning of Item 404(a) of Regulation S-K with Registrant or any of its subsidiaries.

A copy of the press release announcing Mr. Dawson's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Registrant's Press Release dated January 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

January 24, 2007	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive VP & CFO

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Exhibit Index

Exhibit No.	Description

99	Registrant's Press Release dated January 24, 2007